Exhibit 99.1

March 16, 2021

Press Release

SOURCE: Oil States International, Inc.

Oil States Announces Offering of $135 Million Principal Amount of Convertible Senior Notes Due 2026

HOUSTON, March 16, 2021 – Oil States International, Inc. (NYSE:OIS) (the “Company”) announced today that it intends to offer, subject to market and other conditions, $135 million aggregate principal amount of convertible senior notes due 2026 (the “Notes”) in a private offering to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). The Company also expects to grant the initial purchasers of the Notes an option to purchase, during a 13-day period beginning on, and including, the first date on which the Notes are issued, up to an additional $15 million aggregate principal amount of the Notes.

The Notes will be senior, unsecured obligations of the Company, with interest payable semi-annually in arrears, and will be convertible by the holder, subject to various conditions, into cash, shares of the Company’s common stock, or a combination thereof, at the Company’s election. The Company will have the option to redeem all or any portion of the Notes on or after April 6, 2024, if certain conditions (including the Company’s common stock trading above a specified level) are met, at a redemption price equal to 100% of the principal amount plus accrued and unpaid interest to, but excluding, the redemption date. The Notes are expected to mature on April 1, 2026, unless repurchased, redeemed or converted in accordance with their terms prior to such date. The terms of the Notes, including the interest rate, initial conversion rate and other terms, will be determined at the pricing of the offering.

The Company intends to use a portion of net proceeds from the offering of Notes to repurchase for cash a portion of its outstanding 1.50% convertible senior notes due 2023 (the “2023 Convertible Notes”) in the concurrent note repurchases (as defined below) and to pay fees and expenses related thereto. The Company intends to use any remaining net proceeds for general corporate purposes, which may include further repurchases of its 2023 Convertible Notes and/or repayment of borrowings outstanding under the Company’s asset-based revolving credit facility.

Contemporaneously with the pricing of the Notes in the offering, the Company expects to enter into separate and individually negotiated transactions (the “concurrent note repurchases”) with certain holders of the 2023 Convertible Notes to repurchase for cash a portion of the 2023 Convertible Notes on terms to be negotiated with each holder. Such terms will depend on several factors, including the market price of the Company’s common stock and the trading price of the 2023 Convertible Notes at the time of each such concurrent note repurchase. No assurance can be given as to how much, if any, of the 2023 Convertible Notes will be repurchased or the terms on which they will be repurchased.

The Company expects that certain holders of any 2023 Convertible Notes that the Company agrees to repurchase that have hedged their equity price risk with respect to such 2023 Convertible Notes (the “hedged holders”) will, concurrently with the pricing of the Notes, unwind all or part of their hedge positions by buying the Company’s common stock and/or entering into or unwinding various derivative transactions with respect to the Company’s common stock. The amount of the Company’s common stock to be purchased by the hedged holders may be substantial in relation to the historical average daily trading volume of the Company’s common stock. Any repurchase of the 2023 Convertible Notes and the potential related market activities by holders of the 2023 Convertible Notes participating in the concurrent note repurchases could increase (or reduce the size of any decrease in) the market price of the Company’s common stock, which may affect the trading price of the Notes at that time and the initial conversion price of the Notes. The Company cannot predict the magnitude of such market activity or the overall effect it will have on the price of the Notes or the Company’s common stock.

The offer and sale of the Notes and any shares of the Company’s common stock issuable upon conversion of the Notes have not been and are not expected to be registered under the Securities Act or the securities laws of any other jurisdiction, and the Notes and any such shares may not be offered or sold in the United States absent registration or an applicable exemption from such registration requirements.

This press release does not constitute an offer to sell, or the solicitation of an offer to buy, any securities, nor shall it constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale is unlawful. Any offer, if at all, will be made only pursuant to Rule 144A under the Securities Act.

Forward Looking Statements

The foregoing contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are those that do not state historical facts and are, therefore, inherently subject to risks and uncertainties. The forward-looking statements included herein are based on current expectations and entail various risks and uncertainties that could cause actual results to differ materially from those forward-looking statements. Such risks and uncertainties include, among other things, the Company’s ability to consummate the offering on acceptable terms or at all, the Company’s ability to effectuate the concurrent note repurchases or future note repurchases of the 2023 Convertible Notes, the other risks associated with the general nature of the energy service industry and other factors discussed in the “Business” and “Risk Factors” sections of the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 and the subsequently filed Periodic Reports on Form 8-K. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof, and, except as required by law, the Company undertakes no obligation to update those statements or to publicly announce the results of any revisions to any of those statements to reflect future events or developments.